UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2007

Natrol, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24567	95-3560780
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer Identification No.)

21411 Prairie Street, Chatsworth, California 91311

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 739-6000

 Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On March 30, 2007, Natrol Real Estate, Inc. and Natrol Real Estate II, Inc., our wholly-owned subsidiaries, entered into a purchase agreement with Realty Associates Advisors, LLC, as purchaser, to sell our Prairie Street and Owensmouth Avenue properties in Chatsworth, California for $26.0 million in cash.  The Prairie Street and Owensmouth Avenue properties consist of approximately 93,000 and 133,000 square feet of office, light manufacturing and industrial space and are where we have our office, manufacturing and distribution facilities.  The purchase agreement contains customary representations, warranties, covenants and closing conditions.

We also agreed to lease back all of the Prairie Street property and a portion of the Owensmouth Avenue property that we currently occupy (approximately 81,000 square feet) from the purchaser through 2012.  We have an option to renew each lease for two additional five-year periods.  Under the leaseback, we are responsible for rent of approximately $110,000 per month and for our share of monthly operational expenses such as maintenance, insurance and property taxes.  The rental rate will increase three percent (3%) per year beginning on the first anniversary of the closing.

On April 5, 2007, we closed the sale/leaseback transaction with the purchaser.  After payment of associated mortgage debt, taxes and expenses, we received approximately $12 million in net proceeds.  We will record a gain of approximately $6 million during the second quarter of 2007 from the sale of the properties.  The remainder from the sale will be capitalized as a future benefit and will be amortized to reduce rental expense during each of the five years of the lease period by approximately $1.1 million per year.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 7.01       Regulation FD Disclosure.

On April 5, 2007, we issued a press release announcing completion of the sale/leaseback transaction.  A copy of the press release is attached hereto as exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Exhibit Description

99.1	Press release of Natrol, Inc. dated April 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2007	NATROL, INC.

	By:	/s/ Dennis R. Jolicoeur
Dennis R. Jolicoeur
Chief Financial Officer, Treasurer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release of Natrol, Inc. dated April 5, 2007